UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
October 19, 2007

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18927 (Commission File Number)	75-234991 (IRS Employer Identification No.)
690 East Lamar Blvd., Suite 200
Arlington, Texas 76011
(Address of principal executive offices and zip code)
(817) 265-4113
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.03 Material Modification to Rights of Security Holders.
     The Amended and Restated Rights Agreement (the “Rights Agreement”) by and between the Company and Computershare Trust Company, N.A. (as successor to Bank Boston, N.A.) (the “Rights Agent”) expired at the close of business on October 19, 2007.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the expiration of the Rights Agreement described in Section 3.03 above, on October 22, 2007, the Company filed a Certificate of Elimination with the Secretary of the State of Delaware effecting an elimination of the Certificate of Designation of Series A Junior Participating Cumulative Preferred Stock, a copy of which is attached hereto as Exhibit 3.1.
Item 9.01(d) Exhibits.

Exhibit 3.1	Certificate of Elimination with respect to Series A Junior Participating Cumulative Preferred Stock.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.
Date: October 22, 2007	By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President and Chief Executive Officer